SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the SecuritiesExchange
Act of 1934 (Amendment No. _____)

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☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
TALON INTERNATIONAL, INC.
(Name of Registrant)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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TALON INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME:	9:00 a.m. Pacific Daylight Savings Time on July 14, 2008
PLACE:	Hilton Hotel 6360 Canoga Avenue Woodland Hills, California 91367
ITEMS OF BUSINESS:	(1) Election of two Class II Directors, Lonnie D. Schnell and Raymond Musci;
(2) Approval of 2008 Stock Incentive Plan; which authorizes the issuance of up to 2,500,000 shares of common stock pursuant to awards granted under the plan; and
(3) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.
RECORD DATE:	You can vote if you were a stockholder of the Company at the close of business on June 2, 2008.
PROXY VOTING:	All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote promptly by signing and returning the enclosed Proxy card. If your shares are held in street name, you must obtain a Proxy, executed in your favor, from the holder of record in order to be able to vote at the Annual Meeting.

Woodland Hills, California June 3, 2008	/s/ Lonnie D. Schnell Lonnie D. Schnell Chief Executive Officer

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH CARD SHOULD BE COMPLETED AND RETURNED.

TALON INTERNATIONAL, INC.21900
BURBANK BOULEVARD, SUITE 270
WOODLAND HILLS, CALIFORNIA 91367

PROXY STATEMENT

        These Proxy materials are delivered in connection with the solicitation by the Board of Directors of Talon International, Inc., a Delaware corporation (“Talon,” the “Company,” “we,” or “us”), of Proxies to be voted at our 2008 Annual Meeting of stockholders and at any adjournments or postponements.

        You are invited to attend our Annual Meeting of stockholders on July 14, 2008, beginning at 9:00 a.m. Pacific Daylight Savings Time. The meeting will be held at the Hilton Hotel, 6360 Canoga Avenue, Woodland Hills, California 91367.

Stockholders Entitled to Vote

        Holders of Talon common stock at the close of business on June 2, 2008 are entitled to receive this notice and to vote their shares at the Annual Meeting. As of June 3, 2008, there were 20,291,433 shares of common stock outstanding.

Mailing of Proxy Statements

        We anticipate mailing this Proxy Statement and the accompanying Proxy to stockholders on or about June 10, 2008.

Proxies

        Your vote is important. If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by Proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All shareowners can vote by written Proxy card. Your submitting the enclosed Proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in street name, you must obtain a Proxy, executed in your favor, from the holder of record in order to be able to vote at the meeting. If you are a share owner of record, you may revoke your Proxy at any time before the meeting either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person. All shares entitled to vote and represented by properly executed Proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those Proxies. If no instructions are indicated on a properly executed Proxy, the shares represented by that Proxy will be voted as recommended by the Board of Directors.

Quorum

        The presence, in person or by Proxy, of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain non-routine matters, and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities.

Voting

        Each share of Talon common stock is entitled to one vote on each matter properly brought before the meeting. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

Election of Directors

        The nominees for Class II director receiving the highest number of votes at the Annual Meeting will be elected. If the nominees are unable or unwilling to serve as directors at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. We have no reason to believe that the nominees will be unable or unwilling to serve if elected as directors.

Adoption of the 2008 Stock Plan

        The approval of the 2008 Stock Plan will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting. Broker non-votes will not be counted as votes cast for or against the 2008 Stock Plan.

Other Matters

        At the date this Proxy Statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

        In the event a stockholder proposal was not submitted to us prior to the date of this Proxy Statement, the enclosed Proxy will confer authority on the Proxy holders to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the Meeting. As of the date hereof, no stockholder proposal has been submitted, and management is not aware of any other matters to be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxy holders in accordance with the recommendations of the Board of Directors. Such authorization includes authority to appoint a substitute nominee for any Board of Directors’ nominee identified herein where death, illness or other circumstance arises which prevents such nominee from serving in such position and to vote such Proxy for such substitute nominee.

ITEM 1:   ELECTION OF DIRECTORS

        Item 1 is the reelection of two members of the Board of Directors. In accordance with our Certificate of Incorporation, the Board of Directors is grouped into three classes. At each Annual Meeting, directors constituting one class are elected, each for a three-year term. Our bylaws presently provide that the number of directors shall not be less than two nor more than nine, with the exact number to be fixed from time to time by resolution of our Board of Directors. The number of directors is currently fixed at nine, and there are currently two vacancies.

        The Class II director whose term expires at the 2008 Annual Meeting is Lonnie D. Schnell, and there are currently two vacancies. The Class III directors are serving terms that expire in 2009, and the Class I directors are serving terms that expire in 2010. Two Class II directors will be elected at the Annual Meeting. Raymond Musci is currently serving as a Class III director, but is being nominated for election as a Class II director in order to make the number the number of directors in each class as equal as possible. In the event that Mr. Musci is not elected as a Class II director, he is expected to continue to serve as a Class III director with a term that expires in 2009.

        Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the then current Board of Directors to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

        The Board of Directors proposes the election of the following nominees as Class II directors:

Lonnie D. Schnell
Raymond Musci

        If elected, Lonnie D. Schnell and Raymond Musci are expected to serve until the 2011 Annual Meeting of stockholders.

        The principal occupation and certain other information about the nominees, other directors whose terms of office continue after the Annual Meeting, and certain executive officers are set forth on the following pages.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth the name, age and position of each of our executive officers and directors as of April 30, 2008.

Name	Age	Position
Mark Dyne (1)	47	Chairman of the Board of Directors
Colin Dyne (1)	45	Vice Chairman of the Board of Directors
Lonnie D. Schnell	58	Director, Chief Executive Officer & Chief Financial Officer
Brent Cohen	49	Director
Joseph Miller	44	Director
Raymond Musci	47	Director
William Sweedler	41	Director
Larry Dyne (1)	35	Executive Vice President, Sales
David A. Hunter	42	Vice President, Corporate Controller

(1)     Colin Dyne, Mark Dyne and Larry Dyne are brothers.

Class II Director: Terms Expiring In 2008

Lonnie D. Schnell	Mr. Schnell joined us in January 2006 as our Chief Financial Officer, was
appointed as Chief Executive Officer in February 2008 and has served on the
Board of Directors since May 2008. Prior to joining Talon, Mr. Schnell served as Vice President of Finance for Capstone Turbine Corporation, a manufacturer of micro-turbine electric generators from 2004 until 2005. From 2002 to 2004
Mr. Schnell served as Chief Financial Officer of EMSource, LLC, an electronic manufacturing service company. Prior to EMSource, in 2002, Mr. Schnell served as Chief Financial Officer of Vintage Capital Group, a private equity investment firm. From 1999 through 2002, Mr. Schnell served as Chief Financial
Officer of Need2Buy, Inc. a business-to-business internet marketplace for electronic components. Mr. Schnell has completed an executive MBA program with the Stanford University Executive Institute, and earned his Bachelor of Science in Accounting at Christian Brothers University. Mr. Schnell is a Certified
Public Accountant with experience in the international accounting firm of Ernst
& Young LLP.

Class III Directors: Terms Expiring In 2009

Mark Dyne

Mr. Dyne has served as Chairman of the Board of Directors since 1997. Mr. Dyne currently serves as the Chief Executive Officer and the Managing Partner of
Europlay Capital Advisors, LLC, a merchant banking and advisory firm. Mr. Dyne previously served as Chairman and Chief Executive Officer of Sega Gaming
Technology Inc. (USA), a gaming company, and Chairman and Chief Executive
Officer of Virgin Interactive Entertainment Ltd., a distributor of computer software programs and video games based in London, England. Mr. Dyne was a founder and director of Packard Bell NEC Australia Pty. Ltd., a manufacturer and distributor of personal computers through the Australian mass merchant channel, and he was a founder and former director of Sega Ozisoft Pty Ltd., a leading distributor of entertainment software in both Australia and New Zealand.

Member: Governance Committee

Colin Dyne	Currently, Mr. Dyne serves as Vice Chairman of the Board of Directors. Mr. Dyne founded Tag-It, Inc., one of our subsidiaries, in 1991 with his father, Harold
Dyne. Mr. Dyne served as our President from inception and as our Chief
Executive Officer from 1997 to 2005. Since May 2007, Colin Dyne has served as
Chief Executive Officer and a director of People's Liberation, Inc. (OTCBB:
PPLB), which designs, markets and sells high-end casual apparel under the brand names "People's Liberation" and "William Rast." Before founding Tag-It, Inc.
in 1991, Mr. Dyne worked in numerous positions within the stationery products industry, including owning and operating retail stationery businesses and servicing the larger commercial products industry through contract stationery and printing operations.

Raymond Musci
Ray Musci has served as on the Board of Directors since June 2005. Mr. Musci serves as a Director and interim Chief Operating Officer of New Motion, Inc.
(NasdaqGM: NWMO), a publicly traded company that develops, publishes and distributes mobile entertainment services and products. From October 1999 to
June 2005, Mr. Musci served as the President and Chief Executive Officer and a director of BAM! Entertainment, Inc., a publicly traded company that develops, publishes and distributes entertainment software products and video games. Mr.
Musci currently serves as a director of Brilliant Digital Entertainment, Inc.
From May 1990 to July 1999, Mr. Musci served as the President, Chief Executive
Officer and as a director of Infogrames Entertainment, Inc. (formerly Ocean of
America, Inc.), a company that develops, publishes and distributes software products. Mr. Musci also previously served as a director of Ocean
International, Ltd., the holding company of Ocean of America, Inc. and Ocean
Software, Ltd., and as Executive Vice President/General Manager of Data East
USA, Inc., a subsidiary of Data East Corp., a Japanese company.

Member: Audit and Compensation Committees

Class I Directors: Terms Expiring In 2010

Joseph Miller	Mr. Miller has served on the Board of Directors since June 2005. Since 2003, he has been a Managing Director of Europlay Capital Advisors, LLC, a merchant banking and advisory firm. From 1998 to 2003, Mr. Miller was a Senior Vice
President at Houlihan Lokey Howard & Zukin, a leading middle-market investment bank. From 1994 to 1998, Mr. Miller served as the Vice President, Corporate
Development for Alliance Communications Corporation, Canada's leading independent producer and distributor of filmed entertainment. Mr. Miller has bachelor's degree in Economics and Business from the University of California,
Los Angeles

Member: Audit and Nominating Committees
Brent Cohen
Mr. Cohen has served on the Board of Directors since 1998. Mr. Cohen served as
Chief Executive Officer and a director of DoveBid Inc. from August 2005 until
February 2008. Mr. Cohen served as President, Chief Operating Officer and a board member of First Advantage Corporation (Nasdaq:FADV)(formed by the merger of US Search and First American Financial screening companies) and Chairman and
Chief Executive Officer of US Search (Nasdaq:SRCH) from February of 2000 to
June of 2003. From July 1987 to October 1998 Mr. Cohen held various senior executive positions with Packard Bell-Nec including President, Chief Operating and Chief Financial Officer. Mr. Cohen previously held various management positions in both the management consulting and auditing practice of Arthur
Young & Company (now Ernst & Young). Mr. Cohen holds a Bachelor of Commerce degree, a Graduate Diploma in Accounting and an MBA from the University of Cape
Town in South Africa. He is also a chartered accountant.

Member:    Compensation, Nominating and Governance Committees

William Sweedler
Mr. Sweedler has served on the Board of Directors since 2006. He is presently
Chairman & CEO of Windsong Allegiance Group, a diversified brand management and operating company that specializes in the acquisition, development, licensing, and comprehensive creative management of consumer branded intellectual property. The company owns and licenses the brands, Como Sport, Calvin Klein
Golf, Joseph Abboud Golf, and PRX. Mr. Sweedler previously served as President
& CEO of Joe Boxer, a wholly owned division of the Iconix Brand Group (NASDAQ:
ICON) of which he was Executive Vice President and member of the Board of
Directors during 2005 to June 2006. Prior to Mr. Sweedler joining Iconix Brand
Group, he was CEO & President of Windsong Allegiance Apparel Group from 2001 to
2005. The company owned, managed, and licensed the brands Joe Boxer, Hathaway,
New Frontier, Pivot Rules, Alexander Julian, Geoffrey Beene, Ron Chereskin, and
Hawaiian Tropic. In 1995, Mr. Sweedler co-founded, Windsong, Inc., a full service apparel operating and marketing company. Prior to Windsong, he worked as a Regional Account Manager at Polo Ralph Lauren. He graduated from Babson
College with a B.S. in Finance & Investments in 1988. He has served as a public director at Iconix Brand Group and Bank of Westport as well as numerous private organizations.

Member: Audit and Compensation Committees

Other Executive Officers

Larry Dyne	Larry Dyne was appointed Executive Vice President of Sales in February 2008. He
has been an employee of our company since 1992, and was formerly vice president of product development and global sourcing, as well as vice president of trim sales. Through these positions, Mr. Dyne has established extensive and long-term relationships with the world's top brands and clothing retailers. He was also formerly responsible for domestic production for all printing.

David A. Hunter
David Hunter was appointed Vice President, Corporate Controller (and as our principal accounting officer) in February 2008. Mr. Hunter has extensive experience in both public and private accounting and joined Talon in December
2007 as the Corporate Controller. Prior to Talon, he served as the director of accounting and financial reporting for Walt Disney Studios. Before Disney, he served as a manager of accounting and analysis at WellPoint's Blue Cross of
California division in its individual and small group practice before joining its financial operations practice. He is a certified public accountant with experience in the international accounting firm of Deloitte & Touche LLP, where he served as a manager in the audit and assurance practice. Mr. Hunter earned his Bachelor of Science in Accounting at California Lutheran University.

         Board Meetings and Committees

        The Board of Directors held twelve general meetings during 2007. Each current director attended at least 75% of all the meetings of the Board of Directors and those committees on which he or she served in 2007. While we have not established a policy with respect to members of the Board of Directors attending annual meetings, directors are generally in attendance at the annual meeting of stockholders. Two directors were present at the 2007 annual meeting of stockholders. The Board of Directors maintains an audit committee, a compensation committee, a nominating committee and a governance committee.

        Audit Committee. We currently have a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The roles and responsibilities of the audit committee are set forth in a written charter adopted by the Board and approved by the committee, a copy of which was filed as an Appendix to the proxy statement for our 2007 annual meeting of stockholders. The roles and responsibilities of the audit committee are set forth in a written charter adopted by the Board and approved by the committee. The audit committee is responsible for the engagement of the independent registered public accounting firm, reviews the scope of the audit to be conducted by the independent registered public accounting firm and meets quarterly with the independent registered public accounting firm and our Chief Financial Officer to review matters relating to our financial statements, our accounting principles and our system of internal accounting controls. The audit committee reports its recommendations as to the approval of our financial statements to the Board of Directors. Although we are no longer listed on The American Stock Exchange (“AMEX”) or subject to the AMEX listing standards, all audit committee members are independent directors as defined in the listing standards of AMEX.

        The audit committee currently consists of Messrs. Musci, Miller and Sweedler. The Board of Directors has determined that Mr. Musci is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. The Audit Committee held eight meetings during 2007.

        Compensation Committee. The compensation committee currently consists of Messrs. Cohen, Musci and Sweedler. The compensation committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is responsible for administering our stock option plan and executive incentive compensation. We have not adopted a formal written charter for the compensation committee. The compensation committee held five meetings during 2007.

        Nominating Committee. The nominating committee currently consists of Messrs. Cohen, Miller and Musci. The nominating committee is responsible for considering and approving nominations for candidates for director, including determining the appropriate qualifications and experience required of such candidates, and related matters. The nominating committee did not meet formally during fiscal 2007, and took action by written consent one time. All members of the nominating committee are independent directors within the meaning of AMEX listing standards. The nominating committee operates pursuant to a written charter adopted by the Board and approved by the committee, a copy of which was filed as an Appendix to the proxy statement for our 2007 annual meeting of stockholders.

        In carrying out its function to nominate candidates for election to the Board of Directors, the nominating committee considers the mix of skills, experience, character, commitment, and diversity of background, all in the context of the requirements of the Board of Directors at that point in time. The nominating committee believes that each candidate should be an individual who has demonstrated integrity and ethics in such candidate’s personal and professional life, has an understanding of elements relevant to the success of a publicly-traded company and has established a record of professional accomplishment in such candidate’s chosen field. Each candidate should be prepared to participate fully in board activities, including attendance at, and active participation in, meetings of the Board of Directors, and not have other personal or professional commitments that would, in the nominating committee’s judgment, interfere with or limit such candidate’s ability to do so. The nominating committee has no stated specific, minimum qualifications that must be met by a candidate for a position on our Board of Directors.

        The nominating committee’s methods for identifying candidates for election to the Board of Directors (other than those proposed by our stockholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources—members of the Board of Directors; our executives; individuals personally known to the members of the Board of Directors; and other research. The nominating committee may also from time to time retain one or more third-party search firms to identify suitable candidates.

        A Talon stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Bylaws. In addition, the notice must be made in writing and include (i) the qualifications of the proposed nominee to serve on the Board of Directors, (ii) the principal occupations and employment of the proposed nominee during the past five years, (iii) directorships currently held by the proposed nominee and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to our Secretary.

        Governance Committee. The governance committee currently consists of Messrs. Mark Dyne and Cohen. The governance committee’s primary purpose is to review and make recommendations regarding the functioning of the Board of Directors as an entity, recommend corporate governance principles applicable to the Company and assist the Board of Directors in its reviews of the performance of the Board and each committee. The governance committee did not meet during 2007, as its functions were performed by the full Board of Directors.

Compensation Committee Interlocks and Insider Participation

        The compensation committee of our Board of Directors currently consists of Brent Cohen, Raymond Musci and William Sweedler. None of our current executive officers has served as a member of the board of directors or compensation committee of any entity for which a member of our Board of Directors or compensation committee has served as an executive officer.

Director Independence

        Because our common stock is quoted on the OTC Bulletin Board, we are not subject to the listing requirements of any securities exchange or regarding the independence of our directors. However, our Board of Directors has determined that as of December 31, 2007, a majority of our Board of Directors is comprised of “independent” directors within the meaning of the applicable rules for companies listed on AMEX. The Board of Directors determined that each of Brent Cohen, Joseph Miller, Raymond Musci, and William Sweedler were independent. The Board of Directors has also determined that each of Joseph Miller, Raymond Musci and William Sweedler meet the independence requirements for services on the audit committee pursuant to the rules for companies traded on AMEX.

Code of Ethics

        We have adopted a Code of Ethical Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as well as to our other employees and directors generally. A copy of our Code of Ethical Conduct was filed as an exhibit to our Annual Report on Form 10-K.

Stockholder Communications with the Board of Directors

        Our Board of Directors has adopted three methods by which our stockholders may communicate with the Board regarding matters of substantial importance to the Company. These methods are as follows:

         1.        Procedures for Submission of Communications Regarding Audit and Accounting Matters. Pursuant to the duties and responsibilities delegated to the audit committee of our Board of Directors in its Audit Committee Charter, our audit committee adopted procedures for (a) the receipt, retention, and treatment of communications received by us regarding accounting, internal accounting controls, or auditing matters; and (b) the submission by our employees, on a confidential and anonymous basis, of communications regarding questionable accounting or auditing matters. These procedures allow any person to submit a good faith communication regarding these various audit, internal accounting control and accounting matters to the audit committee, or to our management, and any employee to do so on a confidential and anonymous basis, without fear of dismissal or retaliation of any kind. Ultimately, the audit committee will oversee treatment of communications in this area, and therefore any submissions would be reviewed by those members of the Board of Directors serving on the audit committee. The audit committee also may submit such communications to the Board of Directors for review and oversight as well. The Procedures for Submission of Audit and Accounting Matters can be found on this website at www.talonzippers.com.

         2.        Code of Ethical Conduct. Our Code of Ethical Conduct identifies a mailing address of the audit committee of our Board of Directors. This allows individuals to contact Board members in connection with matters concerning the code and our company’s overall ethical values and standards.

         3.        Investor Relations. Our investor relations manager, Rayna Long, addresses all of our investor relations matters. Stockholders are free to contact Ms. Long at info@talonzippers.com, or our Investor Relations Department, at 818-444-4100. Ms. Long determines whether inquiries or other communications with respect to investor relations should be relayed to our Board of Directors or to management. Typical communications relayed to our Board of Directors or management involve stockholder proposal matters, audit and accounting matters addressed in item 1 above, and matters related to our code of ethical conduct addressed in item 2 above.

        Each director on our Board of Directors is encouraged to attend our annual meeting of stockholders.

COMPENSATION DISCUSSION AND ANALYSIS

        Talon International Inc.‘s executive compensation program is administered by the compensation committee of our Board of Directors, or referred to in this section as the “Committee.” The Committee is responsible for, among other functions: (1) reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation and evaluating the performance of the Chief Executive Officer in light of these corporate goals and objectives; (2) reviewing and making recommendations to the Board of Directors with respect to the compensation of other executive officers; (3) administering our incentive-compensation and equity based plans, which may be subject to the approval of the Board of Directors; and (4) negotiating, reviewing and recommending the annual salary, bonus, stock options and other benefits, direct and indirect, of the Chief Executive Officer, and other current and former executive officers. The Committee also has the authority to select and/or retain outside counsel, compensation and benefits consultants, or any other consultants to provide independent advice and assistance in connection with the execution of its responsibilities.

        Our named executive officers for 2007 were as follows:

o	Stephen P. Forte, former Chief Executive Officer (resigned as of February 4, 2008);

o	Wouter van Biene, former Chief Operating Officer (resigned as of January 15, 2008); and

o	Lonnie D. Schnell, Chief Financial Officer (named Chief Executive Officer as of February 4, 2008)

Compensation Philosophy

        Our executive compensation program is designed to drive company performance to maximize stockholder value while meeting our needs and the needs of our employees. The specific objectives of our executive compensation program include the following:

o	Alignment - to align the interests of executives and stockholders through equity-based compensation awards;

o	Retention - to attract, retain and motivate highly qualified, high performing executives to lead our continued growth and success; and

o	Performance - to provide rewards commensurate with performance by emphasizing variable compensation that is dependant upon the executive's achievements and company performance.

        In order to achieve these specific objectives, our executive compensation program is guided by the following core principles:

o	Rewards under incentive plans are based upon our short-term and longer-term financial results and increasing stockholder value;

o	Senior executive pay is set at sufficiently competitive levels to attract, retain and motivate highly talented individuals who are necessary for us to achieve our goals, objectives and overall financial success;

o	Compensation of an executive is based on such individual's role, responsibilities, performance and experience, taking into account the desired pay relationships within the executive team; and

o	Our executive compensation program places a strong emphasis on performance-based variable pay to ensure a high pay-for-performance culture. Annual performance of our company and the executive are taken into account in determining annual bonuses that ensures a high pay-for-performance culture.

Compensation Elements

        We compensate senior executives through a variety of components, including base salary, annual incentives, equity incentives, and benefits and perquisites, in order to provide our employees with a competitive overall compensation package. The mix and value of these components are impacted by a variety of factors, such as responsibility level, individual negotiations and performance and market practice. The purpose and key characteristics for each component are described below.

      Base Salary

        Base salary provides executives with a steady income stream and is based upon the executive’s level of responsibility, experience, individual performance and contributions to our overall success. Competitive base salaries, in conjunction with other pay components, enable us to attract and retain highly talented executives. The Committee typically sets base salaries for our senior executives at market levels. However, base salaries will vary in practice based upon an individual’s performance, individual experience and negotiations and for changes in job responsibilities.

      Annual Incentive Bonuses

        Annual incentive bonuses are a variable performance-based component of compensation. The primary objective of an annual incentive bonus is to reward executives for achieving corporate and individual goals and to align a meaningful portion of total pay opportunities for executives and other key employees to the attainment of our company’s performance goals. Annual incentive awards are also used as a means to recognize the contribution of our executive officers to overall financial, operational and strategic success.

      Equity Incentives

        Equity incentives are intended to align senior executive and stockholder interests by linking a meaningful portion of executive pay to long-term stockholder value creation and financial success over a multi-year period. Equity incentives are also provided to our executives to attract and enhance the retention of executives and other key employees and to facilitate stock ownership by our senior executives. The Committee also considers individual and company performance when determining long-term incentive opportunities.

      Health & Welfare and 401K Benefits

        The named executive officers participate in a variety of retirement, health and welfare, and paid time-off benefits designed to enable us to attract and retain our workforce in a competitive marketplace. Health and welfare and paid time-off benefits help ensure that we have a productive and focused workforce.

      Severance and Change of Control Arrangements

        We do not have a formal plan for severance or separation pay for our employees, but we typically include a severance provision in the employment agreements of our executive officers that is triggered in the event of involuntary termination without cause or in the event of a change in control.

        In order to preserve the morale and productivity and encourage retention of our key executives in the face of the disruptive impact of an actual or rumored change in control, we provide a bridge to future employment in the event that an executive’s job is eliminated as a consequence of a change in control. This provision is intended to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and other constituents without undue concern over whether the transactions may jeopardize the executive’s own employment. Our employment agreements with our current named executive officers provide a lump sum payment and benefits continuation as a result of an involuntary termination without cause or for good reason following a change in control, plus accelerated vesting of stock or option awards.

      Other Benefits

        In order to attract and retain highly qualified executives, we provide some of our named executive officers, including our former CEO, with automobile allowances that we believe are consistent with current market practices. Our executives also may participate in a 401(k) plan under which we match contributions for all employees up to 100% of an employee’s contributions to a maximum of $1,000 and subject to any limitations imposed by ERISA.

Other Factors Affecting Compensation

      Accounting and Tax Considerations

        We consider the accounting implications of all aspects of our executive compensation program. Our executive compensation program is designed to achieve the most favorable accounting (and tax) treatment possible as long as doing so does not conflict with the intended plan design or program objectives.

Process for Setting Executive Compensation

        When making pay determinations for named executive officers, the Committee considers a variety of factors including, among others: (1) actual company performance as compared to pre-established goals, (2) overall company performance and size relative to industry peers, (3) individual executive performance and expected contribution to our future success, (4) changes in economic conditions and the external marketplace and (5) in the case of named executive officers, other than Chief Executive Officer, the recommendation of our Chief Executive Officer. Ultimately, the Committee uses its judgment when determining how much to pay our executive officers. The Committee evaluates each named executive officer’s performance during the year against established goals, leadership qualities, business responsibilities, current compensation arrangements and long-term potential to enhance stockholder value. The opinions of outside consultants are also taken into consideration in deciding what salary, bonus, long-term incentives and other benefits and severance to give each executive in order to meet our objectives stated above. The Committee considers compensation information from data gathered from annual reports and proxy statements from companies that the Committee generally considers comparable to our Company; compensation of other Company employees for internal pay equity purposes; and levels of other executive compensation plans from compensation surveys. The Committee sets the pay for the named executive officers and other executives, by element and in the aggregate, at levels that it believes are competitive and necessary to attract and retain talented executives capable of achieving the Company’s long-term objectives.

      Factors Considered

        In administering the compensation program for senior executives, including named executive officers, the Committee considers the following:

o	Cash versus non-cash compensation. The pay elements are cash-based except for the long-term incentive program, which is equity-based. In 2007, the long-term incentive program for the named executive officers consisted entirely of previously granted stock grants and option awards that vest in installments over a one to four year period from the date of grant;

o	Prior year's compensation. The committee considers the prior year's bonuses and long-term incentive awards when approving bonus payouts or equity grants;

o	Adjustments to Compensation. On an annual basis, and in connection with setting executive compensation packages, the Committee reviews our operating income growth, earnings before interest and taxes growth, earnings per share growth, cash flow growth, operating margin, revenue growth, and total stockholder return performance. In addition, the Committee considers peer group pay practices, emerging market trends and other factors. No specific weighing is assigned to these factors nor are particular targets set for any particular factor. Total compensation from year to year can vary significantly based on our and the individual executive's performance. The base compensation of our former Chief Executive Officer during 2007 was $325,000 annually in accordance with the provisions in his employment contract.

o	Application of discretion. It is our policy and practice to use discretion in determining the appropriate compensation levels considering performance.

REPORT OF COMPENSATION COMMITTEE

        The Compensation Committee of our Board of Directors consists of Brent Cohen, Raymond Musci and William Sweedler. The Compensation Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is responsible for administering the Company’s stock option and executive incentive compensation plans.

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this report. Based on the review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

Compensation Committee
Brent Cohen
Raymond Musci
William Sweedler

June 3, 2008

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth, as to each person serving as Chief Executive Officer and Chief Financial Officer during 2007, and the one highly compensated executive officer other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers at the end of the 2007 whose compensation exceeded $100,000 (referred to as “named executive officers”), information concerning all compensation earned for services to us in all capacities for 2007.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(4)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(5)	Total ($)
Lonnie D. Schnell (1)	2007	225,000	--	1,917	45,000	11,343	283,260
Chief Executive Officer and	2006	171,346	--	31,998	45,025	24,634	273,003
Chief Financial Officer
Stephen P. Forte (2)	2007	325,000	--	7,851	--	30,484	363,335
Former Chief Executive	2006	275,000	77,468	73,995	90,050	35,497	552,010
Officer
Wouter van Biene (3)	2007	225,000	--	1,986	--	11,502	238,488
Former Chief Operating Officer	2006	180,000	--	27,526	45,025	7,006	259,557
(1)	Mr. Schnell was appointed Chief Executive Officer effective February 4, 2008.

(2)	Mr. Forte resigned as Chief Executive Officer effective February 4, 2008.

(3)	Mr. van Biene resigned as Chief Operating Officer effective January 15, 2008.

(4)	The amounts in this column represent the dollar amounts recognized for financial statement reporting purposes in fiscal 2007 and 2006 with respect to stock awards and options granted in the applicable year as well as prior fiscal years in accordance with SFAS No. 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to these grants, refer to Note 9 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2007. These amounts do not reflect the actual value that may be realized by the named executive officers which depends on the value of our shares in the future.

(5)	All other compensation consists of the following (amounts in dollars):

	Mr. Schnell		Mr. Forte		Mr. van Biene
	2007	2006	2007	2006	2007	2006
Health & medical insurance (a)	11,019	12,673	8,202	12,916	11,178	6,925
Life & disability insurance (b)	324	81	4,282	81	324	81
Automobile allowances	--	--	18,000	22,500	--	--
Consulting services(c)	--	11,880	--	--	--	--

Total	11,343	24,634	30,484	35,497	11,502	7,006

    (a)        Includes payments of medical premiums.

    (b)        Includes executive and group term life insurance.

    (c)        Represents fees for services provided prior to employment.

         Executive Compensation

        The 2007 compensation for our former Chief Executive Officer was in accordance with our employment agreement completed with Mr. Forte in March 2006. The terms and conditions established in this agreement were the result of our consideration of our 2005 operating performance, our 2005 Restructuring and Strategic Plan and current operating performance levels, as well as the compensation levels for our previous CEO, comparative industry compensation levels, and negotiations with Mr. Forte. The base compensation was evaluated in conjunction with the long-term equity awards and annual bonus incentives to establish a compensation arrangement providing a substantial incentive for the achievement of our long-term objectives and for adding stockholder value. Accordingly, the base compensation was established near minimum industry levels for the same role in comparable companies, and a long-term equity option of 900,000 shares of common stock, representing approximately 4.9% of our outstanding shares, was established as an inducement to maximum performance achievements and increased stockholder values. The option grant was established to vest monthly over a three-year term, after a minimum initial term of twelve months, to coincide with the objectives of our Strategic Plan. In addition to the long-term equity incentive, a cash incentive, a Management Incentive Program (“MIP”), was established as provided in Mr. Forte’s employment agreement setting aside 15% of the Company’s earnings before interest and taxes (“EBIT”) for annual bonus awards to Mr. Forte and the other senior executives. One-half of this MIP Fund was allocated to Mr. Forte in 2006 and is shown in the table above as non-equity incentive plan compensation, and one-third of the MIP fund is to be allocated to Mr. Forte in 2007 through 2009. MIP Funds were not distributed in 2007 due the operating performance of the Company. In addition, Mr. Forte was provided a stock grant of 135,135 shares, and an additional option grant, vesting in one year, for 135,135 shares of common stock, in consideration of his significant contributions in the initial development and implementation of the Company’s 2005 Restructuring Plan, and the development of the Company’s Strategic Plan.

          Messrs.  van Biene and Schnell were employed early in 2006 at the recommendation of Mr. Forte, our former Chief Executive Officer, to assist in the completion of the 2005 Restructuring and Strategic Plan. The terms and conditions established in their employment agreements were also the result of our consideration of our 2005 operating performance, our 2005 Restructuring and Strategic Plan and current operating performance levels, as well as our previous compensation levels for similar positions, comparative industry compensation levels, and individual negotiations. The base compensation was evaluated in conjunction with the long-term equity awards and annual bonus incentives to establish a compensation arrangement providing a substantial incentive for the achievement of our long-term objectives and for adding stockholder value. Accordingly, the base compensation for their positions was established near minimum industry levels for the same role in comparable companies, and long-term equity incentives in the form of grants of options to purchase 325,000 shares to Mr. van Biene and 400,000 shares to Mr. Schnell, were established as an inducement to maximum performance achievements and increased stockholder values. The options vest monthly over a three-year term for Mr. van Biene, and a four-year term for Mr. Schnell, after a minimum initial term of twelve months, to coincide with the objectives of the Company’s Strategic Plan. In addition Mr. van Biene and Mr. Schnell are participants in the MIP fund established by us as described above, pursuant to which we set aside 15% of our EBIT for annual bonus awards to the CEO and the other senior executives as approved by the Board of Directors. The payments allocated to Mr. van Biene and Mr. Schnell under the MIP fund are shown in the summary compensation table as non-equity incentive plan compensation. MIP Funds were not distributed in 2007 due the operating performance of the Company; however, a discretionary bonus was granted to Mr. Schnell as approved by the Compensation Committee and the Board of Directors.

Grants of Plan-Based Awards in Fiscal 2007

        There were no stock option grants to named executive officers during 2007.

Outstanding Equity Awards at Fiscal Year 2007

        The following table provides information with respect to outstanding stock options held by each of the named executive officers as of December 31, 2007

		Number of Securities Underlying Unexercised Options
Name	Grant Date	(#) Exercisable	(#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Lonnie D. Schnell	1/26/06	191,667	208,333(1)	$0.59	1/26/2016
Stephen P. Forte	1/16/06	135,135	--	$0.37	1/16/2016
	1/16/06	650,000	250,000(2)	$0.37	1/16/2016
Wouter van Biene	3/1/06	198,611	126,389(3)	$0.53	3/1/2016

(1)	Mr. Schnell’s options become exercisable with regard to 100,000 shares on January 26, 2007 and then with respect to 8,333 shares per month until fully vested.

(2)	Mr. Forte’s options become exercisable at 25,000 shares per month until fully vested. Mr. Forte resigned as of February 4, 2008, and the vesting of the outstanding options was fully accelerated pursuant to the separation agreement described below under “Employment Agreement, Termination of Employment and Change of Control Agreements.”

(3)	Mr. van Biene’s options became exercisable with regard to 108,333 shares on March 1, 2007 and then with respect to 9,028 shares per month until fully vested. Mr. van Biene resigned as of January 15, 2008, and he received 12 months accelerated vesting of outstanding options in accordance with his separation arrangement.

Employment Agreements, Termination of Employment and Change of Control Arrangements

      Employment Agreements

        We have entered into the following employment agreements with our named executive officers.

        Lonnie D. Schnell, Chief Executive Officer and Chief Financial Officer. On March 16, 2006, we entered into an employment agreement with Lonnie D. Schnell, pursuant to which Mr. Schnell serves as our Chief Financial Officer on an “at-will” basis. Pursuant to this offer letter, as amended, Mr. Schnell is entitled to receive an annual base salary of $185,000 and will be eligible to receive an annual incentive bonus based upon our earnings before interest and taxes. In October 2006, Mr. Schnell’s annual base salary was increased to $225,000 as recognition for superior performance and individual contributions to the achievement to Company objectives. In the event that Mr. Schnell’s employment is terminated by us without “cause” (as defined in the agreement) or due to Mr. Schnell’s death or disability, then Mr. Schnell or his estate will be entitled to receive as severance, in addition to all accrued salary, (i) salary continuation and continuation of coverage under our group health plan for a period of twelve months and (ii) twelve months acceleration of vesting of all outstanding options. In connection with the offer letter and as an inducement to employment, we previously granted Mr. Schnell an option to purchase 400,000 shares of our common stock, which vests over a period of four years. Upon a change of control of our company, 50% of Mr. Schnell’s then-outstanding unvested stock options shall vest and the remaining unvested options shall vest in full if Mr. Schnell is terminated, his position or base pay is reduced or he is required to relocate within six months before or twelve months following the change of control. As of February 4, 2008, Mr. Schnell was also named Chief Executive Officer.

        Stephen Forte, Former Chief Executive Officer. On March 16, 2006, we entered into an Executive Employment Agreement with Stephen Forte, pursuant to which Mr. Forte served as our Chief Executive Officer. This employment agreement had a term continuing though December 31, 2008, which could be extended to December 31, 2009. Pursuant to this agreement, Mr. Forte received an annual base salary of $275,000 for 2006 and $325,000 for each subsequent year of the term and was entitled to receive an annual incentive bonus based upon our earnings before interest and taxes. In the event that prior to the end of the term, Mr. Forte’s employment was terminated by us “without cause” (as defined in the agreement), by Mr. Forte for “good reason” (as defined in the agreement) or due to Mr. Forte’s death or disability, then Mr. Forte or his estate would be entitled to receive, in addition to all accrued salary, (i) severance payments equal to Mr. Forte’s base salary for the remaining term of the agreement or, in the case of death or disability, through December 31, 2008, (ii) a pro rated portion of the annual incentive bonus for the year in which the termination occurred, (iii) full acceleration of vesting of the options issued to Mr. Forte pursuant to the agreement and (iv) continued healthcare coverage for Mr. Forte and his dependents for the remaining term of the agreement.

        Effective February 4, 2008, Stephen Forte resigned his position as our Chief Executive Officer and as a member of our Board of Directors, as well from all positions with our subsidiaries. In connection with Mr. Forte’s resignation, on February 4, 2008, we entered into a Separation Agreement with Mr. Forte. The Separation Agreement further provides for the payment to Mr. Forte of the same severance benefits he would have received under his employment agreement had we terminated Mr. Forte’s employment without cause. In exchange for his severance, Mr. Forte has released all claims against us.

        Wouter van Biene, Former Chief Operating Officer. On March 16, 2006, we entered into an employment agreement with Wouter van Biene, pursuant to which Mr. van Biene served as our Chief Operating Officer on an “at-will” basis. Pursuant to this offer letter, Mr. van Biene was entitled to an annual base salary of $225,000 and was eligible to receive an annual incentive bonus based upon our earnings before interest and taxes. In the event that Mr. van Biene’s employment was terminated by us without “cause” (as defined in the agreement) or due to Mr. van Biene’s death or disability, then Mr. van Biene or his estate would be entitled to receive as severance, in addition to all accrued salary, (i) salary continuation and continuation of coverage under our group health plan for a period of six months if the termination occurs during the first year of employment, a period of twelve months if the termination occurs during the second year of employment or a period of eighteen months if the termination occurs after the second year of employment, and (ii) twelve months acceleration of vesting of all outstanding options. Effective January 15, 2008, Mr. van Biene resigned. In connection with Mr. van Biene’s resignation and in exchange for a full release of claims against us, we have agreed to pay Mr. van Biene twelve months of his current base salary and provide him twelve months of continued coverage under our group health plan.

      Potential Severance Payments

        As described above, our employment agreements with Messrs. Forte, van Biene and Schnell provided for severance benefits in the event that the executive’s employment is terminated due to executive’s death or disability or by the Company without “cause” and, in the case of Mr. Forte, for “good reason.” The following table sets forth severance payments and benefits that we would have been obligated to pay to Messrs. Forte, van Biene and Schnell assuming a triggering event had occurred under each of their respective agreements as of December 31, 2007:

Name	Cash Severance Payment ($)(1)	Bonus Value ($)	Continuation of Health Benefits ($)	Value of Acceleration of Vesting of Equity Awards ($)(2)	Total Severance Benefits ($)
Lonnie D. Schnell	240,968	--	11,343	--	252,311
Stephen P. Forte	310,420	--	12,483	10,000	332,903
Wouter van Biene	244,471	--	11,502	--	255,973
(1)
Includes (i) earned and unpaid base salary through the date of termination, (ii) accrued but unpaid vacation and (iii) cash severance payments based on the executive’s salary payable in a lump sum or periodic payments as provided in the executive’s employment agreement.

(2)	Based on the closing price of our common stock on December 31, 2007 of $0.41, as reported by the OTC Bulletin Board.

      Potential Change in Control Payments

        As described above, our employment agreements with Messrs. Forte, van Biene and Schnell provided for accelerated vesting of all or a portion of the options held by such executives upon a change in control. The following table sets forth the change in control benefits that we would have been obligated to pay to our named executive officers assuming a change of control had occurred as of December 31, 2007:

Value of Acceleration of Vesting of Equity Awards ($)(1)
Name	Change in Control Only (2)	Change in Control with Additional Trigger (3)
Stephen P. Forte	10,000	10,000
Wouter van Biene	--	--
Lonnie D. Schnell	--	--
(1)	Based on the closing price of our common stock on December 31, 2007 of $0.41, as reported by the OTC Bulletin Board.

(2)	Upon a change in control, (i) Mr. Forte was entitled to full acceleration of currently outstanding options and (ii) Messrs. van Biene and Schnell are each entitled to accelerated vesting with respect to 50% of the unvested portion of outstanding options.

(3)	Messrs. van Biene and Schnell are each entitled to full acceleration of vesting of the remaining unvested portion of all outstanding stock options if, within 12 months following the change in control: (i) he is terminated by the acquirer, (ii) his position is reduced to less than a general manager position or a vice president level position, (iii) his base pay is reduced below his prevailing base pay amount at the time of the change in control or (iv) he is asked to relocate to an office more than 60 miles from his office prior to the change in control.

DIRECTOR COMPENSATION

        The general policy of the Board of Directors is that compensation for independent directors should be a mix of cash and equity-based compensation. We do not pay management directors for Board service in addition to their regular employee compensation. The full Board of Directors has the primary responsibility for reviewing and considering any revisions to director compensation.

        The following table details the total compensation earned by the company’s non-employee directors in 2007.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(9)	All Other Compensation ($)	Total ($)
Mark Dyne (1)	40,000	3,230	100,500	143,730
Colin Dyne (2)	--	5,650	304,000	309,650
Brent Cohen (3)	84,583	1,250	14,417	100,250
Joseph Miller (4)	68,975	600	--	69,575
Raymond Musci (5)	64,375	600	--	64,975
William Sweedler (6)	39,667	300	--	39,967
Susan White (7)	33,417	600	4,833	38,850
Jonathan Burstein (8)	--	4,250	290,507	294,757

Total	260,667	16,480	784,607	1,061,754

(1)	As of December 31, 2007, Mr. Mark Dyne held options to purchase a total of 323,000 shares. The other compensation consists of consulting and per diem fees earned for services rendered.

(2)	As of December 31, 2007, Mr. Colin Dyne held options to purchase a total of 565,000 shares. The other compensation consists of consulting fees for services rendered.

(3)	As of December 31, 2007, Mr. Cohen held options to purchase a total of 125,000 shares. The other compensation consists of consulting fees for services rendered.

(4)	As of December 31, 2007, Mr. Miller held options to purchase a total of 60,000 shares.

(5)	As of December 31, 2007, Mr. Musci held options to purchase a total of 60,000 shares.

(6)	As of December 31, 2007, Mr. Sweedler held options to purchase a total of 30,000 shares.

(7)	As of December 31, 2007, Ms. White held options to purchase a total of 60,000 shares. The other compensation consists of consulting fees for services rendered. Ms. White resigned from the Board of Directors as of October 1, 2007.

(8)	As of December 31, 2007, Mr. Burstein held options to purchase a total of 425,000 shares. The other compensation consists of consulting fees for services rendered. Mr. Burstein resigned from the Board of Directors as of October 25, 2007.

(9)	The amounts in this column represent the dollar amounts recognized for financial statement purposes in fiscal 2007 with respect to stock options granted in 2007 as well as prior fiscal years, in accordance with SFAS 123(R). For additional information on the valuation assumptions with respect to option grants, including the options granted in 2007, see Note 9 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2007. These amounts do not reflect the actual value that may be realized by the named executive officers which depends on the value of our shares in the future.

        Our policy is to pay non-employee directors $1,500 for their personal attendance at any meeting of the Board of Directors, $1,000 for their personal attendance at any committee meeting, and $500 for attendance at any telephonic meeting of the Board of Directors or of a committee of the Board of Directors. We also pay non-employee directors an annual retainer of $20,000 for Board service and an additional retainer of $5,000 for service on each committee. The Chairman of the Board receives an annual retainer of $25,000 for Board service. We also reimburse directors for their reasonable travel expenses incurred in attending board or committee meetings and pay non-employee directors a per diem for board services.

        We do not have a formal policy with regard to option grants to our Board of Directors, but we generally follow a practice of granting an option for 30,000 shares of stock upon initial appointment or election to the Board of Directors, and thereafter issuing annual option grants to all non-employee members of 30,000 shares.

        During 2006 and through March 31, 2007 we had a verbal agreement with Mr. Colin Dyne to provide consulting services following his resignation in 2005 as our Chief Executive Officer. We entered into a written agreement with Mr. Dyne effective April 1, 2007 that provides for continued consulting services through November 30, 2008 in exchange for a consulting fee of $25,000 per month.

        Effective January 1, 2007, we entered into a consulting agreement with Jonathan Burstein, previously a member of the Board of Directors. Under the terms of the consulting agreement, Mr. Burstein provides specified consulting services to us for a term of up to 24 months. As consideration for the services, we pay Mr. Burstein an amount of $225,000 per annum plus an additional $3,333.33 per month for the first 18 months of the term of the agreement. We also agreed to provide Mr. Burstein with medical benefits and an automobile allowance for a period of 18 months.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth certain information as of December 31, 2007 regarding equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans
approved by security holders	3,048,235	$1.99	2,600,000
Equity compensation plans not
approved by security holders	4,788,813	$1.48	--

Total	7,837,048	$1.67	2,600,000

        Options and warrants issued pursuant to equity compensation plans not approved by security holders are summarized as follows:

o	172,500 warrants issued for services in 2003, are exercisable at $5.06 per share and expired in May 2008.

o	572,818 warrants issued for services in 2003, are exercisable at $4.74 per share and expire in December 2008.

o	102,741 warrants issued in conjunction with a private placement transaction in 2004, are exercisable at $3.65 per share and expire in November 2009.

o	215,754 warrants issued for services in 2004, are exercisable at $3.65 per share and expire in November 2009.

o	2,100,000 warrants issued in conjunction with private placement transaction in 2007, are exercisable at $0.75 per share and expire in June 2012.

o	1,625,000 inducement options issued to employees in 2006 are exercisable at a weighted average exercise price of $0.46 per share and expire in January and March of 2016.

        Each of the above plans provides that the number of shares with respect to which options and warrants may be granted, and the number of shares of common stock subject to an outstanding option or warrant, shall be proportionately adjusted in the event of a subdivision or consolidation of shares or the payment of a stock dividend on common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Review and Approval of Related Party Transactions

        We have adopted a policy that requires Board approval of transactions with related persons as defined by SEC regulations, including any sales or purchase transaction, asset exchange transaction, operating agreement, or advance or receivable transaction that could put our assets or operating performance at risk. All of our directors and executive officers are required at all times, but not less than annually, to disclose all relationships they have with companies or individuals that have conducted business with, or had an interest in, the Company. Our executive officers monitor our operations giving consideration to the disclosed relationships and refer potential transactions to the Board of Directors for approval. The Board of Directors considers a related party transaction for its potential economic benefit to the Company, to ensure the transaction is “arms length” and in accordance with our policies and that it is properly disclosed in our reports to stockholders.

      Reportable Related Party Transactions

        Other than the employment arrangements described elsewhere in this report and the transactions described below, since January 1, 2007, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

o	in which the amount involved exceeds $120,000; and

o	in which any director, executive officer, stockholder who beneficially owns 5% or more of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

        Colin Dyne, a member of our Board of Directors, is a significant shareholder in People’s Liberation, Inc., the parent company of Versatile Entertainment, Inc. During 2007, we had sales of $241,000 to Versatile Entertainment. At December 31, 2007 accounts receivable of $44,000 were outstanding from Versatile Entertainment.

        At December 31, 2007, we had an aggregate of $625,454 of unsecured notes, advances and accrued interest receivable due from Colin Dyne. The notes and advances bear interest at 7.5% and are due on demand.

        We paid consulting fees of $304,000 to Colin Dyne during year ended December 31, 2007 for consulting services provided, and have an agreement with Mr. Dyne for services through November 30, 2008. See the “Director Compensation” above description of this agreement.

        At December 31, 2007, we had an aggregate of $85,176 in notes and advances due to Mark Dyne, the Chairman of our Board of Directors, or to parties related to or affiliated with Mark Dyne. The notes are payable on demand and accrue interest at rates ranging from 0% to 10% per annum.

        We paid consulting fees to Diversified Investments, a company owned by Mark Dyne, in the amount of $150,000 during the year ended December 31, 2007.

        On January 1, 2007 we entered into an agreement with Jonathan Burstein, previously our Executive Vice President of Operations and formerly a member of our Board of Directors, to provide consulting services to the Company through December 31, 2008. We paid Mr. Burstein consulting fees of $290,507 during the year ended December 31, 2007. We terminated this agreement during the fourth quarter of 2007.

AUDIT RELATED MATTERS

Report of Audit Committee

        The audit committee of the Board of Directors, which consists of three independent directors, has furnished the report set forth below:

        The audit committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, our compliance with legal and regulatory requirements and the quality of our internal and external audit processes. The role and responsibilities of the audit committee are set forth in a written charter adopted by the Board. The audit committee reviews and reassesses the charter annually and recommends any changes to the Board for approval.

        The audit committee is responsible for overseeing our overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2007, the audit committee:

o	Reviewed and discussed the audited financial statements for the year ended December 31, 2007 with management and Singer Lewak Greenbaum & Goldstein LLP, our independent registered public accounting firm;

o	Discussed with Singer Lewak Greenbaum & Goldstein the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit;

o	Received written disclosures and a letter from Singer Lewak Greenbaum & Goldstein regarding its independence as required by Independence Standards Board Standard No. 1. The audit committee discussed with Singer Lewak Greenbaum & Goldstein their independence; and

o	Based on its review of the audited financial statements and discussions with management and Singer Lewak Greenbaum & Goldstein, recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

        The audit committee also considered the status of pending litigation and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

        The audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

Audit Committee: Raymond Musci Joseph Miller William Sweedler

Services Provided by the Independent Auditors

        The audit committee of our Board of Directors is responsible for the appointment, compensation, retention and oversight of the work of the independent auditors.

        Singer Lewak Greenbaum & Goldstein LLP served as our independent registered public accounting firm for each of the fiscal years ended December 31, 2006 and 2007.

        Audit Fees — The aggregate fees billed by our independent registered accounting firm for professional services rendered for the audit of our annual financial statements and review of our financial statements included in our Forms 10-Q or services that are normally provided in connection with statutory and regulatory filings, were $302,000 for fiscal year 2006 and $350,000 for fiscal year 2007.

        Audit-Related Fees — The aggregate fees billed by our independent registered accounting firm for professional services rendered for assurance and related services reasonably related to the performance of the audit or review of our financial statements (other than those reported above) was $66,000 for fiscal year 2006 and $57,300 for fiscal year 2007.

        Tax Fees — The aggregate fees billed by our independent registered accounting firm for professional services rendered for tax compliance, tax advice and tax planning were $37,000 for fiscal year 2006 and $33,400 for fiscal year 2007.

        All Other Fees – The aggregate fees billed by our independent registered accounting firm for services rendered to us other than the services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” were $13,000 for fiscal year 2006 and $25,400 for fiscal year 2007.

        The audit committee approved all of the foregoing services provided by Singer Lewak Greenbaum & Goldstein.

Policy Regarding Pre-Approval of Services Provided by the Independent Auditors

        The audit committee has established a general policy requiring it’s pre-approval of all audit services and permissible non-audit services provided by the independent auditors, along with the associated fees for those services. For both types of pre-approval, the audit committee considers whether the provision of a non-audit service is consistent with the SEC’s rules on auditor independence, including whether provision of the service (1) would create a mutual or conflicting interest between the independent auditors and the Company, (2) would place the independent auditors in the position of auditing its own work, (3) would result in the independent auditors acting in the role of management or as an employee of the Company, or (4) would place the independent auditors in a position of acting as an advocate for the Company. Additionally, the audit committee considers whether the independent auditors are best positioned and qualified to provide the most effective and efficient service, based on factors such as the independent auditors’ familiarity with our business, personnel, systems or risk profile and whether provision of the service by the independent auditors would enhance our ability to manage or control risk or improve audit quality or would otherwise be beneficial to us.

ITEM 2:   ADOPTION OF 2008 STOCK INCENTIVE PLAN

        Item 2 is the adoption of Talon International, Inc.‘s 2008 Stock Incentive Plan (the “2008 Plan”), which authorizes the issuance of up to 2,500,000 shares of our common stock pursuant to options or awards granted under the plan. The proposal to adopt the 2008 Stock Incentive Plan requires the affirmative vote of a majority of the shares of common stock represented and entitled to vote at the Annual Meeting. A copy of the 2008 Stock Incentive Plan is attached to this Proxy Statement as Appendix A.

        Since the voluntary delisting of our shares from AMEX in December 2007, our shares of common stock are now quoted on the OTC Bulletin Board. Because the OTC Bulletin Board is not a registered securities exchange, we can no longer take advantage of certain Federal securities laws that provided an exemption from registration of our securities in all states. As a result, we must now comply with applicable state securities laws in connection with issuance of equity incentives under our incentive plans. Our 2007 Stock Plan, which we adopted while we remained listed on AMEX, does not fully comply with all the applicable securities laws of the State of California for employee incentive plans. Accordingly, the Board of Directors has proposed that the stockholders approve the 2008 Plan which is compliant with California securities laws so that we can continue to grant equity incentives to our employees in California, where we are headquartered.

        The 2008 Stock Incentive Plan is designed to assist us in attracting, retaining and compensating highly qualified individuals and to provide them with a proprietary interest in our common stock. As of June 2, 2008, no options have been granted under the 2008 Plan.

Summary of the 2008 Plan

         Purpose.  The purpose of the 2008 Plan is to provide incentives and rewards to selected eligible directors, officers, employees and consultants in order to assist us and our subsidiaries in attracting, retaining and motivating those persons by providing for or increasing the proprietary interests of those persons in us, and by associating their interests with those of our stockholders.

         Administration.  The 2008 Plan may be administered by the Board of Directors, or a committee of two or more directors appointed by the Board of Directors whose members serve at the pleasure of the Board. The 2008 Plan currently is administered by the compensation committee of the Board of Directors. The party administering the 2008 Plan is referred to as the “administrator.” Subject to the provisions of the 2008 Plan, the administrator has full and final authority to (1) select from among eligible directors, officers, employees and consultants, those persons to be granted awards under the 2008 Plan, (2) determine the type, size and terms of individual awards to be made to each person selected, (3) determine the time when awards will be granted and to establish objectives and conditions (including, without limitation, vesting and performance conditions), if any, for earning awards, (4) amend the terms or conditions of any outstanding award, subject to applicable legal restrictions and to the consent of the other party to such award, (5) to determine the duration and purpose of leaves of absences which may be granted to holders of awards without constituting termination of their employment, (6) authorize any person to execute, on behalf of us, any instrument required to carry out the purposes of the 2008 Plan, (7) by resolution adopted by the Board, to authorize one or more of our officers to designate eligible employees to be recipients of awards and/or determine the number of such awards to be received by such employees, provided that the resolution so authorizing such officer or officers shall specify the total number of awards such officer or officers may award, and (8) make any and all other determinations which the administrator determines to be necessary or advisable in the administration of the 2008 Plan. The administrator has full power and authority to administer and interpret the 2008 Plan and to adopt, amend and revoke such rules, regulations, agreements, guidelines and instruments for the administration of the 2008 Plan and for the conduct of its business as the administrator deems necessary or advisable.

         Eligibility.  Any person who is a director, officer, employee or consultant of ours or any of our subsidiaries (a “participant”), is eligible to be considered for the grant of awards under the 2008 Plan. No participant may receive awards representing more than 50% of the aggregate number of shares of common stock that may be issued pursuant to all awards under the 2008 Plan.

        Types of Awards. Awards authorized under the 2008 Plan may consist of options to purchase shares of our common stock or stock purchase rights. An award may consist of one such security, or a combination of both.

         Consideration.   The common stock or other property underlying an award may be issued for any lawful consideration as determined by the administrator, including, without limitation, a cash payment, services rendered, or the cancellation of indebtedness. In addition, an award may permit the recipient to pay the purchase price of the common stock or other property or to pay such recipient’s tax withholding obligation with respect to such issuance, in whole or in part, by delivering previously owned shares of our capital stock or other property, or by reducing the number of shares of common stock or the amount of other property otherwise issuable pursuant to such award.

        Termination of Awards. All awards granted under the 2008 Plan expire ten years from the date of grant, or such shorter period as is determined by the administrator. No option is exercisable by any person after such expiration. If an award expires, terminates or is canceled, the shares of common stock not purchased thereunder shall again be available for issuance under the 2008 Plan.

        Amendment and Termination of the 2008 Plan. The administrator may amend the 2008 Plan at any time, may suspend it from time to time or may terminate it without approval of the stockholders, except that stockholder approval is required for any amendment which materially increases the number of shares for which awards may be granted, materially modifies the requirements of eligibility, or materially increases the benefits which may accrue to recipients of awards under the 2008 Plan. However, no action by the Board of Directors or stockholders may unilaterally alter or impair any award previously granted under the 2008 Plan without the consent of the recipient of the award. In any event, the 2008 Plan shall terminate ten years following the date it was initially adopted unless sooner terminated by action of the Board of Directors.

        Effect of Section 16(b) of the Securities Exchange Act of 1934. The acquisition and disposition of common stock by our officers, directors and more than 10% stockholders (“Insiders”) pursuant to awards granted to them under the 2008 Plan may be subject to Section 16(b) of the Securities Exchange Act of 1934. Pursuant to Section 16(b), a purchase of common stock by an Insider within six months before or after a sale of common stock by the Insider could result in recovery by us of all or a portion of any amount by which the sale proceeds exceed the purchase price. Insiders are required to file reports of changes in beneficial ownership under Section 16(a) of the Securities Exchange Act of 1934 upon acquisitions and dispositions of shares. Rule 16b-3 provides an exemption from Section 16(b) liability for certain transactions pursuant to certain employee benefit plans. The 2008 Plan is designed to comply with Rule 16b-3.

U.S. Tax Consequences

        The following is a general discussion of the principal United States federal income tax consequences of “incentive stock options” within the meaning of Section 422 of the Code, “non statutory stock options” and restricted stock purchase rights, based upon the United States Internal Revenue Code, and the Treasury Regulations promulgated thereunder, all of which are subject to modification at any time. The 2008 Plan does not constitute a qualified retirement plan under Section 401(a) of the Internal Revenue Code (which generally covers trusts forming part of a stock bonus, pension or profit sharing plan funded by employer and/or employee contributions which are designed to provide retirement benefits to participants under certain circumstances) and is not subject to the Employee Retirement Income Security Act of 1974 (the pension reform law which regulates most types of privately funded pension, profit sharing and other employee benefit plans).

        Stock option grants under the 2008 Plan may be intended to qualify as incentive stock options under Section 422 of the tax code or may be non-qualified stock options governed by Section 83 of the tax code. Generally, no federal income tax is payable by a participant upon the grant of a stock option, and a deduction is not taken by the company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option grant price. We will be entitled to a corresponding deduction on our income tax return. A participant will not have any taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and we will not receive a deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. We may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

        Purchases of restricted stock are also governed by Section 83 of the tax code to the extent the shares are subject to vesting, or a “substantial risk of forfeiture.” Generally, no taxes are due when the shares are initially purchased or received pursuant to an award if the shares are unvested, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (it becomes vested or transferable). Income tax is paid on the value of the stock or units at ordinary rates when the restrictions lapse less the amount of the purchase price paid for the shares (if any), and then usually at long-term capital gain (if such shares are held for more than a year) or short-term capital gain rates (if such shares are held for less than one year) when the shares are sold. Recipients of unvested shares may elect under Section 83(b) of the tax code to pay tax (if any) upon receipt of the unvested shares rather than as the shares vest.

        The American Jobs Creation Act of 2004 added Section 409A to the tax code, generally effective January 1, 2005. Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides rules for elections to defer (if any) and for timing of payouts. There are significant penalties placed on the individual employee for failure to comply with Section 409A. However, it does not affect our ability to deduct deferred compensation.

        Section 409A does not apply to incentive stock options, non-qualified stock options that are not issued at a discount, and restricted stock, provided that there is no deferral of income beyond the vesting date. Section 409A also does not cover stock options if they are issued by a public company on its traded stock, the exercise price is not less than the fair market value of the underlying stock on the date of grant, and there are not any features that defer the recognition of income beyond the exercise date.

        As described above, awards granted under the 2008 Plan may qualify as “performance-based compensation” under Section 162(m) of the tax code. To qualify, options and other awards must be granted under the 2008 Plan by a committee of the Board consisting solely of two or more “outside directors” (as defined under Section 162 regulations) and satisfy the 2008 Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ADOPTION OF THE 2008 STOCK INCENTIVE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents information regarding the beneficial ownership of our common stock as of May 31, 2008:

     o        each person who is known to us to be the beneficial owner of more than 5% of our outstanding common stock;

     o        each of our directors;

     o        each of our named executive officers; and o all of our directors and executive officers as a group

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Shares of common stock under warrants or options currently exercisable or exercisable within 60 days of the date of this information are deemed outstanding for purposes of computing the percentage ownership of the person holding such warrants or options but are not deemed outstanding for computing the percentage ownership of any other person. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding at May 31, 2008. Unless otherwise indicated, the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. As of May 31, 2008, we had 20,291,433 shares of common stock issued and outstanding.

        The address of each person listed is in our care, at 21900 Burbank Boulevard, Suite 270, Woodland Hills, California 91367, unless otherwise set forth below such person’s name.

Name of Beneficial Owner	Number of Shares	Percent of Class
Directors:
Mark Dyne (1)	1,302,001	6.3%
Colin Dyne (2)	807,780	3.9%
Larry Dyne (3)	714,266	3.4%
Lonnie D. Schnell (4)	350,000	1.7%
William Sweedler (5)	192,000	*
Brent Cohen (6)	185,000	*
Raymond Musci (6)	120,000	*
Joseph M. Miller (6)	120,000	*
David A. Hunter	--	*
Directors and executive officers as a group	3,791,047	16.7%
(9 persons) (7)
Other 5% Holders:
Bluefin Capital, LLC	1,750,000	8.6%
105 S. Narcissus Ave., Suite 712
West Palm Beach, FL 33401

* Less than one percent.

(1)	Includes 383,000 shares of common stock reserved for issuance upon exercise of stock options which are currently exercisable and 83,334 shares of common stock reserved for issuance upon exercise of warrants which are currently exercisable. Includes 176,600 shares held by a limited liability company of which Mr. Dyne is the manager and a member.

(2)	Includes 625,000 shares of common stock reserved for issuance upon exercise of stock options that are currently exercisable.

(3)	Includes 584,666 shares of common stock reserved for issuance upon exercise of stock options that are currently exercisable. Also includes 129,600 shares of common stock held by a family trust which Mr. Larry Dyne may be deemed to beneficially own.

(4)	Includes 250,000 shares of common stock reserved for issuance upon exercise of stock options that are currently exercisable.

(5)	Includes 90,000 shares of common stock reserved for issuance upon exercise of stock options that are currently exercisable.

(6)	Consists of shares of common stock reserved for issuance upon the exercise of the stock options that are currently exercisable.

(7)	Includes 2,357,666 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable and 83,334 shares of common stock reserved for issuance upon exercise of warrants which currently are exercisable.

        The information as to shares beneficially owned has been individually furnished by the respective directors, named executive officers, and other stockholders of the company, or taken from documents filed with the Securities and Exchange Commission.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater-than-ten percent stockholders are required by Securities and Exchange Commission regulations to furnish us with all Section 16(a) forms they file. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended December 31, 2007, all of our executive officers, directors and greater-than-ten percent shareholders complied with all Section 16(a) filing requirements, except for the following: (1) three Statements of Changes in Beneficial Ownership on Form 4, reporting nine transactions, were filed late by Colin Dyne; (2) one Annual Statement of Changes in Beneficial Ownership on Form 5, reporting five transactions, was filed late by Jonathan Burstein; and (3) one Statement of Change in Beneficial Ownership on Form 4, reporting two transactions, was filed late by Bluefin Capital LLC.

STOCKHOLDER PROPOSALS

        Any stockholder who intends to present a proposal at the 2009 annual meeting of stockholders for inclusion in our Proxy Statement and Proxy form relating to such annual meeting must submit such proposal to us or our principal executive offices by February 10, 2009. In addition, in the event a stockholder proposal is not received by us by April 27, 2009, the Proxy to be solicited by the Board of Directors for the 2009 annual meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2009 annual meeting without any discussion of the proposal in the Proxy Statement for such meeting.

        SEC rules and regulations provide that if the date of our annual meeting is advanced or delayed more than 30 days from the date of the 2008 annual meeting, stockholder proposals intended to be included in the proxy materials for the 2009 annual meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2009 annual meeting. Upon determination by us that the date of the 2009 annual meeting will be advanced or delayed by more than 30 days from the date of the 2008 annual meeting, we will publicly disclose such change.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Singer Lewak Greenbaum & Goldstein LLP, independent registered public accounting firm, was selected by the Board of Directors to serve as our independent registered public accounting firm of the Company for fiscal 2008. Representatives of Singer Lewak Greenbaum & Goldstein are expected to be present at the Annual Meeting, and will be afforded the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

SOLICITATION OF PROXIES

        It is expected that the solicitation of Proxies will be by mail. The cost of solicitation by management will be borne by us. We will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise.

ANNUAL REPORT ON FORM 10-K

        OUR ANNUAL REPORT ON FORM 10-K WHICH HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2007, WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO DAVID A. HUNTER, CHIEF ACCOUNTING OFFICER, TALON INTERNATIONAL, INC., 21900 BURBANK BOULEVARD, SUITE 270, WOODLAND HILLS, CALIFORNIA 91367.

ON BEHALF OF THE BOARD OF DIRECTORS /s/ Lonnie D. Schnell Lonnie D. Schnell Chief Executive Officer

TALON INTERNATIONAL, Inc.,
21900 Burbank Boulevard, Suite 270,
Woodland Hills, California 91367

June 3, 2008

TALON INTERNATIONAL, INC.

2008 Stock Incentive Plan

SECTION 1: GENERAL PURPOSE OF PLAN

        The name of this plan is the Talon International, Inc. 2008 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to enable Talon International, Inc., a Delaware corporation (the “Company”), and any Parent or any Subsidiary to obtain and retain the services of the types of Employees, Consultants and Directors who will contribute to the Company’s long range success and to provide incentives which are linked directly to increases in share value which will inure to the benefit of all stockholders of the Company.

SECTION 2: DEFINITIONS

        For purposes of the Plan, the following terms shall be defined as set forth below:

        “Administrator” shall have the meaning as set forth in Section 3, hereof.

        “Board” means the Board of Directors of the Company.

        “Cause” means (i) failure by an Eligible Person to substantially perform his or her duties and obligations to the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness); (ii) engaging in misconduct or a fiduciary breach which is or potentially is materially injurious to the Company or its stockholders; (iii) conviction or confession of a crime punishable by law (except minor violations); (iv) the commission of a crime against the Company which is or potentially is materially injurious to the Company; (v) disclosure of confidential information or trade secrets; or (vi) as otherwise provided in the Stock Option Agreement or Stock Purchase Agreement. For purposes of this Plan, the existence of Cause shall be determined by the Administrator in its sole discretion.

        “Change of Control” means: (i) the sale, lease, transfer or other disposition of all or substantially all of the assets of the Company, or (ii) the acquisition of the Company by another entity by means of merger, consolidation, share exchange, reorganization or otherwise pursuant to which shares of capital stock of the Company are converted into cash, securities or other property of the acquiring entity or any of its subsidiaries or parent entities and which results in the holders of voting securities (excluding shares of the surviving entity held by holders of the capital stock of the Company acquired by means other than the exchange or conversion of the capital stock of the Company for shares of the surviving entity) of the Company immediately prior to such merger, consolidation, share exchange, reorganization or sale of assets beneficially owning, directly or indirectly, less than a majority of the combined voting power of the surviving entity resulting from such merger, consolidation, share exchange, reorganization or sale of assets; provided, however that, in each case, to the extent any amount constituting “nonqualified deferred compensation” subject to Section 409A of the Code would become payable under a Right by reason of a Change of Control, it shall become payable only if the event or circumstances constituting the Change of Control would also constitute a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets, within the meaning of subsection (a)(2)(A)(v) of Section 409A of the Code.

        “Code” means the Internal Revenue Code of 1986, as amended from time to time.

        “Committee” means a committee of the Board designated by the Board to administer the Plan.

        “Company“ means Talon International, Inc., a corporation organized under the laws of the State of Delaware (or any successor corporation).

        “Consultant” means a consultant or advisor who is a natural person and who provides bona fide services to the Company, a Parent or a Subsidiary; provided such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

        “Date of Grant” means the date on which the Administrator adopts a resolution expressly granting a Right to a Participant or, if a different date is set forth in such resolution as the Date of Grant, then such date as is set forth in such resolution.

        “Director” means a member of the Board.

        “Disability” means Participant’s inability to perform the essential duties, responsibilities and functions of Participant’s position with the Company, a Parent or a Subsidiary for a continuous period of 180 days as a result of any mental or physical disability or incapacity, as determined under the definition of disability in the Company’s long-term disability plan so as to qualify Participant for benefits under the terms of that plan or as determined by the Administrator to the extent that no such plan is then in effect. Participant shall cooperate in all respects with the Company if a question arises as to whether Participant has become disabled (including, without limitation, submitting to an examination by a medical doctor or other health care specialist selected by the Company and authorizing such medical doctor or such other health care specialist to discuss Participant’s condition with the Company). Notwithstanding the foregoing, for purposes of determining the term of an ISO pursuant to Section 6.6 hereof, the term Disability shall have the meaning ascribed to it under Code Section 22(e)(3). The determination of whether an individual has a Disability shall be determined under procedures established by the Administrator.

        “Eligible Person” means an Employee, Consultant or Director of the Company, any Parent or any Subsidiary.

        “Employee” means any individual who is a common-law employee (including officers) of the Company, a Parent or a Subsidiary.

        “Exercise Price” shall have the meaning set forth in Section 6.3 hereof.

        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

        “Fair Market Value” means the fair market value of a shares of Stock, determined in good faith by the Administrator and such determination shall be conclusive and binding on all persons; provided, however, that Fair Market Value shall be determined consistent with the requirements of Section 409A of the Code.

        “ISO” means a Stock Option intended to qualify as an “incentive stock option” as that term is defined in Section 422(b) of the Code. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a Non-Qualified Stock Option unless, as of the Date of Grant, it is expressly designated as an ISO.

        “Non-Employee Director” means a member of the Board who is not an Employee of the Company, a Parent or Subsidiary, who satisfies the requirements of such term as defined in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act.

        “Non-Qualified Stock Option” means a Stock Option not described in Section 422(b) of the Code.

        “Optionee” means a Participant who is granted a Stock Option pursuant to the Plan.

        “Outside Director” means a member of the Board who is an is an “outside director” as such term as used in Section 162(m) of the Code and the regulations promulgated thereunder.

        “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

        “Participant” means any Eligible Person selected by the Administrator, pursuant to the Administrator’s authority in Section 3, to receive grants of Rights.

        “Plan” means this Talon International, Inc. 2008 Stock Incentive Plan, as the same may be amended or supplemented from time to time.

        “Purchase Price” shall have the meaning set forth in Section 7.3.

        “Purchase Right” means the right to purchase Stock granted pursuant to Section 7.

        “Repurchase Right” shall have the meaning set forth in Section 8.7.

        “Rights” means Stock Options and Purchase Rights.

        “Service” means service as an Employee, Director or Consultant.

        “Stock” means Common Stock, par value $0.001 per share, of the Company.

        “Stock Option” or “Option” means an option to purchase shares of Stock granted pursuant to Section 6.

        “Stock Option Agreement” shall have the meaning set forth in Section 6.1.

        “Stock Purchase Agreement” shall have the meaning set forth in Section 7.1.

        “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

        “Surviving Entity” means the Company if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the corporation existing following the merger, consolidation or similar transaction. In all other cases, the other entity to the transaction and not the Company shall be the Surviving Entity. In making the determination of ownership by the stockholders of an entity immediately after the merger, consolidation or similar transaction, equity securities which the stockholders owned immediately before the merger, consolidation or similar transaction as stockholders of another party to the transaction shall be disregarded. Further, outstanding voting securities of an entity shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

        “Ten Percent Stockholder” means a person who on the Date of Grant owns, either directly or through attribution as provided in Section 424 of the Code, Stock constituting more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of any Parent or Subsidiary.

SECTION 3: ADMINISTRATION

     3.1               Administrator. The Plan shall be administered by either (i) the Board or (ii) the Committee (the group that administers the Plan is referred to as the "Administrator").

     3.2               Powers in General. The Administrator shall have the power and authority to grant to Eligible Persons, pursuant to the terms of the Plan, (i) Stock Options, (ii) Purchase Rights or (iii) any combination of the foregoing.

     3.3               Specific Powers. In particular, the Administrator shall have the authority: (i) to construe and interpret the Plan and apply its provisions; (ii) to promulgate, amend and rescind rules and regulations relating to the administration of the Plan; (iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (iv) to determine when Rights are to be granted under the Plan; (v) from time to time to select, subject to the limitations set forth in this Plan, those Eligible Persons to whom Rights shall be granted; (vi) to determine the number of shares of Stock to be made subject to each Right; (vii) to determine whether each Stock Option is to be an ISO or a Non-Qualified Stock Option; (viii) to prescribe the terms and conditions of each Stock Option and Purchase Right, including, without limitation, the Exercise Price, Purchase Price and medium of payment, vesting provisions and repurchase provisions, and to specify the provisions of the Stock Option Agreement or Stock Purchase Agreement relating to such grant or sale; (ix) to amend any outstanding Rights for the purpose of modifying the time or manner of vesting, the Purchase Price or Exercise Price, as the case may be, subject to applicable legal restrictions and to the consent of the other party to such agreement; (x) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of their Service for purposes of the Plan; (xi) to make decisions with respect to outstanding Stock Options that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; (xii) by resolution adopted by the Board, to authorize one or more officers of the Company to do one or both of the following: (a) designate eligible officers and employees of the Company or any Parent or Subsidiary to be recipients of Rights and (b) determine the number of such Rights to be received by such officers and employees, provided that the resolution so authorizing such officer or officers shall specify the total number of Rights such officer or officers may award; and (xiii) to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.

     3.4        Decisions Final. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants.

     3.5        The Committee. The Board shall, so long as the Company's Stock is registered pursuant to Section 12 of the Exchange Act shall, delegate any or all of its duties and authority with respect to the Plan to the Committee whose members are to be appointed by and to serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the unanimous written consent of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable. During any period of time during which the Company's Stock is registered pursuant to Section 12 of the Exchange Act, all members of the Committee shall be Non-Employee Directors and Outside Directors.

SECTION 4: STOCK SUBJECT TO THE PLAN

     4.1        Stock Subject to the Plan. Subject to adjustment as provided in Section 9, 2,500,000 shares of Common Stock shall be reserved and available for issuance under the Plan. Stock reserved hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     4.2        Basic Limitation. The maximum number of shares of Stock with respect to which Rights may be granted under the Plan to any Participant in any one calendar year shall be 50% of the total number of shares of Common Stock authorized for issuance under the Plan pursuant to Section 4.1. The number of shares that are subject to Rights under the Plan shall not exceed the number of shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available a sufficient number of shares to satisfy the requirements of the Plan.

     4.3        Additional Shares. In the event that any outstanding Right for any reason expires or is canceled or otherwise terminated, the shares allocable to the unexercised portion of such Right shall again be available for the purposes of the Plan. In the event that shares issued under the Plan are reacquired by the Company pursuant to the terms of any forfeiture provision, right of repurchase or right of first refusal, such shares shall again be available for the purposes of the Plan.

SECTION 5: ELIGIBILITY

        Eligible Persons who are selected by the Administrator shall be eligible to be granted Rights hereunder subject to limitations set forth in this Plan; provided, however, that only Employees shall be eligible to be granted ISOs hereunder.

        SECTION 6: TERMS AND CONDITIONS OF OPTIONS.

     6.1        Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company (the "Stock Option Agreement"). Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Administrator deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

     6.2        Number of Shares. Each Stock Option Agreement shall specify the number of shares of Stock that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9, hereof. The Stock Option Agreement shall also specify whether the Option is an ISO or a Non-Qualified Stock Option.

     6.3        Exercise Price. Each Stock Option Agreement shall state the price at which shares subject to the Stock Option may be purchased (the "Exercise Price"), which shall be not less than 100% of the Fair Market Value of the Stock on the Date of Grant; provided, however, that in the case of an ISO granted to a Ten Percent Stockholder, the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant. The Exercise Price shall be payable in a form described in Section 8 hereof.

     6.4        Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise or with the disposition of shares acquired by exercising an Option.

     6.5        Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option becomes exercisable. Subject to the preceding sentence, the exercise provisions of any Stock Option Agreement shall be determined by the Administrator, in its sole discretion.

     6.6        Term. The Stock Option Agreement shall specify the term of the Option. No Option shall be exercised after the expiration of 10 years after the date the Option is granted. In the case of an ISO granted to a Ten Percent Stockholder, the ISO shall not be exercised after the expiration of 5 years after the date the ISO is granted. Unless otherwise provided in the Stock Option Agreement, no Option may be exercised more than (i) 90 days after the date the Optionee's Service with the Company, its Parent or a Subsidiary terminates if such termination is for any reason other than death, Disability or Cause, (ii) one year after the date the Optionee's Service with the Company, a Parent or a Subsidiary terminates if such termination is a result of death or Disability, and (iii) if the Optionee's Service with the Company, a Parent or a Subsidiary terminates for Cause, all outstanding Options granted to such Optionee shall expire as of the commencement of business on the date of such termination. Except in the case of ISOs, the Administrator may, in its sole discretion, waive the accelerated expiration provided for in clauses (i) or (ii) above. Outstanding Options that are not vested at the time of termination of employment for any reason other than for Cause shall expire at the close of business on the date of such termination.

     6.7        Leaves of Absence. For purposes of Section 6.6 above, to the extent required by applicable law, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence. To the extent applicable law does not require such a leave to be deemed to continue Service while the Optionee is on a bona fide leave of absence, such leave shall be deemed to continue if, and only if, expressly provided in writing by the Administrator or a duly authorized officer of the Company, Parent or Subsidiary for whom Optionee provides his or her services.

     6.8        Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Administrator may modify, extend or assume outstanding Options (whether granted by the Company or another issuer) or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different Exercise Price. Without limiting the foregoing, the Administrator may amend a previously granted Option to fully accelerate the exercise schedule of such Option (including without limitation, in connection with a Change of Control) and provide that upon the exercise of such Option, the Optionee shall receive shares of restricted Stock that are subject to repurchase by the Company at the Exercise Price paid for the Option with such Company's right to repurchase at such price lapsing at the same rate as the exercise provisions set forth in Optionee's Stock Option Agreement. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee's rights or increase the Optionee's obligations under such Option; provided, however, a termination of the Option in which the Optionee receives a cash payment equal to the difference between the Fair Market Value and the Exercise Price for all shares subject to exercise under any outstanding Option shall not be deemed to impair any rights of the Optionee or increase the Optionee's obligations under such Option. Unless the Administrator determines otherwise, any adjustments hereunder shall be done on terms and conditions consistent with Section 409A of the Code.

SECTION 7: TERMS AND CONDITIONS OF AWARDS OR SALES

     7.1        Stock Purchase Agreement. Each award or sale of shares of Stock under the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Participant and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

     7.2        Duration of Offers. Unless otherwise provided in the Stock Purchase Agreement, any right to acquire shares of Stock under the Plan (other than an Option) shall automatically expire if not exercised by the Participant within 30 days after the grant of such right was communicated to the Participant by the Company.

     7.3        Purchase Price. Each Stock Purchase Agreement shall state the price at which the Stock subject to such Stock Purchase Agreement may be purchased (the "Purchase Price") or that no Purchase Price is required with respect to such Stock, which shall be determined in the sole discretion of the Administrator. The Purchase Price shall be payable in a form described in Section 8.

     7.4        Withholding Taxes. As a condition to the purchase of shares, the Participant shall make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase.

SECTION 8: PAYMENT; RESTRICTIONS

     8.1        General Rule. The entire Purchase Price or Exercise Price of shares issued under the Plan shall be payable in full by, as applicable, cash or check for an amount equal to the aggregate Purchase Price or Exercise Price for the number of shares being purchased, or in the discretion of the Administrator, upon such terms as the Administrator shall approve, (i) in the case of an Option, by a copy of instructions to a broker directing such broker to sell the Stock for which such Option is exercised, and to remit to the Company the aggregate Exercise Price of such Options (a "cashless exercise"), (ii) in the case of an Option or Purchase Right, by paying all or a portion of the Exercise Price or Purchase Price for the number of shares being purchased by tendering Stock owned by the Participant, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate Exercise Price or Purchase Price of the number of shares of Stock with respect to which such Right or portion thereof is thereby exercised (a "stock-for-stock exercise") or (iii) by a stock-for-stock exercise by means of attestation whereby the Participant identifies for delivery specific shares of Stock already owned by the Participant and receives a number of shares of Stock equal to the difference between the shares of Stock thereby exercised and the identified attestation shares of Stock (an "attestation exercise").

     8.2        Withholding Payment. The Purchase Price or Exercise Price shall include payment of the amount of all federal, state, local or other income, excise or employment taxes subject to withholding (if any) by the Company or any Parent or Subsidiary as a result of the exercise of a Right. The Participant may pay all or a portion of the tax withholding by cash or check payable to the Company, or, at the discretion of the Administrator, upon such terms as the Administrator shall approve, by (i) cashless exercise or attestation exercise; (ii) stock-for-stock exercise; (iii) in the case of an Option, by paying all or a portion of the tax withholding for the number of shares being purchased by withholding shares from any transfer or payment to the Optionee ("Stock Withholding"); or (iv) a combination of one or more of the foregoing payment methods. Any shares issued pursuant to the exercise of a Right and transferred by the Optionee to the Company for the purpose of satisfying any withholding obligation shall not again be available for purposes of the Plan. The Fair Market Value of the number of shares subject to Stock Withholding shall not exceed an amount equal to the applicable minimum required tax withholding rates.

     8.3        Services Rendered. At the discretion of the Administrator, shares of Stock may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award.

     8.4        Promissory Note. To the extent that a Stock Option Agreement or Stock Purchase Agreement so provides, in the discretion of the Administrator, upon such terms as the Administrator shall approve, all or a portion of the Exercise Price or Purchase Price (as the case may be) of shares issued under the Plan may be paid with a full-recourse promissory note; provided, however, that payment of any portion of the Exercise Price or Purchase Price by promissory note shall not be permitted where such loan would be prohibited by applicable laws, regulations and rules of the Securities and Exchange Commission and any other governmental agency having jurisdiction. However, in the event there is a stated par value of the shares and applicable law requires, the par value of the shares, if newly issued, shall be paid in cash or cash equivalents. The shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Administrator (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note. Unless the Administrator determines otherwise, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

     8.5        Exercise/Pledge. To the extent that a Stock Option Agreement or Stock Purchase Agreement so allows and if Stock is publicly traded, in the discretion of the Administrator, upon such terms as the Administrator shall approve, payment may be made all or in part by the delivery (on a form prescribed by the Administrator) of an irrevocable direction to pledge shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price or Purchase Price and any withholding taxes.

     8.6        Written Notice. The Participant shall deliver a written notice to the Administrator requesting that the Company direct the transfer agent to issue to the Participant (or to his designee) a certificate for the number of shares of Stock being exercised or purchased or, in the case of a cashless exercise or Stock Withholding exercise, for any shares that were not sold in the cashless exercise or withheld.

     8.7        Repurchase Rights. Each Stock Purchase Agreement and Stock Option Agreement may provide that the Company shall have a right to repurchase unvested shares of Stock acquired by a Participant upon exercise of such Participant's Rights as provided in this Section 8.7. Following termination of the Participant's Service the Company's repurchase right shall be exercisable at a price equal to the Purchase Price or Exercise Price, as the case may be, of the unvested Stock. Unless otherwise provided in the Stock Option Agreement or Stock Purchase Agreement, the Company's repurchase right may be exercised within 90 days after the termination of the Participant's Service (or in the case of Stock issued upon exercise of an Option or purchased under a Stock Purchase Agreement, in either case after the date of termination, within 7 months after the date of the exercise or Stock purchase, whichever is applicable) for cash or for cancellation of indebtedness incurred in purchasing the shares.

     8.8        Transferability. Except as provided herein, a Participant may not assign, sell or transfer Rights, in whole or in part, other than by will or by operation of the laws of descent and distribution. The Administrator, in its sole discretion may permit the transfer of a Non-Qualified Stock Option (but not an ISO or Stock Purchase Right). A transfer permitted under this Section 8.8 hereof may be made only upon written notice to and approval thereof by the Administrator. A Permitted Transferee may not further assign, sell or transfer the transferred Option, in whole or in part, other than by will or by operation of the laws of descent and distribution. A Permitted Transferee shall agree in writing to be bound by the provisions of this Plan and the applicable Stock Option Agreement.

SECTION 9: ADJUSTMENTS

     9.1        Effect of Certain Changes.

     9.1.1        Stock Dividends, Splits, Etc. If there is any change in the number of outstanding shares of Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, then (i) the number of shares of Stock available for Rights, (ii) the number of shares of Stock covered by outstanding Rights, (iii) the Exercise Price or Purchase Price of any Stock Option or Purchase Right and (iv) the limit set forth in Section 4.2, in effect prior to such change, shall be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued shares of Stock; provided, however, that any fractional shares resulting from the adjustment shall be eliminated.

     9.1.2        Liquidation, Dissolution, Merger or Consolidation. In the event of a dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off, or a sale of all or substantially all of the assets of the Company; a merger or consolidation in which the Company is not the Surviving Entity; a reverse merger in which the Company is the Surviving Entity, but the shares of Company stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or the transfer of more than 80% of the then outstanding voting stock of the Company to another person or entity, then, the Company, to the extent permitted by applicable law, but otherwise in its sole discretion may provide for: (i) the continuation of outstanding Rights by the Company (if the Company is the Surviving Entity); (ii) the assumption of the Plan and such outstanding Rights by the Surviving Entity or its parent; (iii) the substitution by the Surviving Entity or its parent of rights with substantially the same terms for such outstanding Rights; or (iv) the cancellation of such outstanding Rights without payment of any consideration, provided that if such Rights would be canceled in accordance with the foregoing, the Participant shall have the right, exercisable during a reasonable period prior to such merger, consolidation or other transaction, to exercise the vested portion of such Rights in whole or in part, or, if provided for by the Administrator using its sole discretion in a notice of cancellation, to exercise such Rights in whole or in part without regard to any vesting provisions in the Rights agreement, in either case contingent upon the closing of the such merger, consolidation or other transaction.

     9.1.3        Further Adjustments. Subject to Section 9.1.2, the Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or Change of Control, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Rights. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Rights so as to provide for earlier, later, extended or additional time for exercise and other modifications, and the Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Administrator may take such action before or after granting Rights to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or Change of Control that is the reason for such action. Unless the Administrator determines otherwise, any adjustments hereunder shall be done on terms and conditions consistent with Section 409A of the Code.

     9.1.4        Par Value Changes. In the event of a change in the Stock of the Company as presently constituted which is limited to a change of all of its authorized shares with par value, into the same number of shares without par value, or a change in the par value, the shares resulting from any such change shall be "Stock" within the meaning of the Plan.

     9.2        Decision of Administrator Final. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive; provided, however, that each ISO granted pursuant to the Plan shall not be adjusted in a manner that causes such Stock Option to fail to continue to qualify as an ISO without the prior consent of the Optionee thereof.

     9.3        No Other Rights. Except as hereinbefore expressly provided in this Section 9, no Participant shall have any rights by reason of any subdivision or consolidation of shares of Company stock or the payment of any dividend or any other increase or decrease in the number of shares of Company stock of any class or by reason of any of the events described in Section 9.1, above, or any other issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class; and, except as provided in this Section 9, none of the foregoing events shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to Rights. The grant of a Right pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

SECTION 10: AMENDMENT AND TERMINATION

        The Board may amend, suspend or terminate the Plan at any time and for any reason. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on or require stockholder approval.

SECTION 11: GENERAL PROVISIONS

     11.1        General Restrictions.

     11.1.1        Legends. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     11.1.2        No Rights as Stockholder. Except as specifically provided in this Plan, a Participant or a transferee of a Right shall have no rights as a stockholder with respect to any Stock covered by the Rights until the date of the issuance to him or her of such shares of Stock, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such shares are issued, except as provided in Section 9.1, hereof.

     11.2        Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     11.3        Dispositions. Any Participant who shall make a "disposition" (as defined in Section 424 of the Code) of all or any portion of the shares of Stock acquired upon exercise of an ISO within two years from the date of grant of such ISO or within one year after the exercise of such ISO shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Stock.

     11.4        Regulatory Matters. Each Stock Option Agreement and Stock Purchase Agreement shall provide that no shares shall be purchased or sold thereunder unless and until (i) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel and (ii) if required to do so by the Company, the Participant shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Board or Committee may require.

     11.5        Recapitalizations. Each Stock Option Agreement and Stock Purchase Agreement shall contain provisions required to reflect the provisions of Section 9.

     11.6        Delivery. Upon exercise of a Right granted under this Plan, the Company shall issue Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory obligations the Company may otherwise have, for purposes of this Plan, thirty days shall be considered a reasonable period of time.

     11.7        Other Provisions. The Stock Option Agreements and Stock Purchase Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Rights, as the Administrator may deem advisable.

     11.8        Section 409A. Awards under the Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules, and the Plan and such awards shall be construed accordingly. Granted rights may be modified at any time, in the Administrator's discretion, so as to increase the likelihood of exemption from or compliance with the rules of Section 409A of the Code.

SECTION 12: INFORMATION TO PARTICIPANTS

        To the extent necessary to comply with California law or other applicable securities laws, the Company each year shall furnish to Participants its balance sheet and income statement.

SECTION 13: EFFECTIVE DATE OF PLAN

        The effective date of this Plan is May 13, 2008. The adoption of the Plan is subject to approval by the Company’s stockholders, which approval must be obtained within twelve (12) months from the date the Plan is adopted by the Board. In the event that the stockholders fail to approve the Plan in the manner described in the previous sentence, any grants of Options or sales or awards of shares that have already occurred shall be rescinded, and no additional grants, sales or awards shall be made thereafter under the Plan.

SECTION 14: TERM OF PLAN

        The Plan shall terminate automatically on May 13, 2018. No Right shall be granted pursuant to the Plan after such date, but Rights theretofore granted may extend beyond that date. The Plan may be terminated on any earlier date pursuant to Section 10 hereof.

TALON INTERNATIONAL, INC.
PROXY FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, a stockholder of TALON INTERNATIONAL, Inc., a Delaware corporation (the “Company”), hereby nominates, constitutes and appoints Lonnie D. Schnell, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on July 14, 2008, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE FOR ALL PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Proposal 1.           To elect the following two nominees as Class II directors:

Lonnie D. Schnell	Raymond Musci

☐ FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)
☐ WITHHELD for all nominees listed above
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below:)

_______________________________________________________________________________
The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.

Proposal 2.           To approve the Company's 2008 Stock Incentive Plan:

☐ FOR	☐ AGAINST	☐ ABSTAIN

The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting dated June 3, 2008 and the accompanying Proxy Statement relating to the Annual Meeting.

Dated:____________________________, 2008

Signature:_____________________________

Signature:_____________________________
Signature(s) of Stockholder(s)
(See Instructions Below)

The Signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Share Certificate. If stock is held jointly, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

        ☐ Please indicate by checking this box if you anticipate attending the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE